               SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (UNAUDITED)

                                  EXHIBIT 11
                                --------------

                          Primary Earnings per Share


                                                      THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                         SEPTEMBER 30,                       SEPTEMBER 30,
                                                     1996             1995             1996             1995
                                                 ------------     ------------     ------------     ------------

Weighted average number of common
 shares outstanding                                11,436,426       11,344,757       11,418,249       11,302,983

Shares issuable pursuant to employee stock
 option plans, less shares assumed
 repurchased at the average fair value
 during the period                                    355,661          153,177          305,885          124,729

Shares issuable pursuant to the independent
 director stock option plan, less shares
 assumed repurchased at the average fair
 value during the period                                3,975            1,402            3,362              712
                                                 ------------     ------------     ------------     ------------

Number of shares for computation of primary
 net income per share                              11,796,062       11,499,336       11,727,496       11,428,424
                                                 ============     ============     ============     ============

Net income                                       $  6,392,770     $  4,727,370     $ 14,823,123     $ 11,029,407
                                                 ============     ============     ============     ============

Primary net income per share                     $       0.54     $       0.41     $       1.26     $       0.97
                                                 ============     ============     ============     ============

               SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (UNAUDITED)

                            EXHIBIT 11 (continued)
                          --------------------------

                       Fully Diluted Earnings per Share


                                                      THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                         SEPTEMBER 30,                       SEPTEMBER 30,
                                                     1996             1995             1996             1995
                                                 ------------     ------------     ------------     ------------

Weighted average number of common
 shares outstanding                                11,436,426       11,344,757       11,418,249       11,302,983

Shares issuable pursuant to employee stock
 option plans, less shares assumed
 repurchased at the end of period fair value          358,029          153,177          366,483          157,642

Shares issuable pursuant to the independent
 director stock option plan, less shares
 assumed repurchased at the end of period
 fair value                                             4,000            1,402            4,000            1,176
                                                 ------------     ------------     ------------     ------------


Number of shares for computation of fully
 diluted net income per share                      11,798,455       11,499,336       11,788,732       11,461,801
                                                 ============     ============     ============     ============



Net income                                       $  6,392,770     $  4,727,370     $ 14,823,123     $ 11,029,407
                                                 ============     ============     ============     ============


Fully diluted net income per share               $       0.54     $       0.41     $       1.26     $       0.96
                                                 ============     ============     ============     ============